                                                                   Exhibit 25(i)

                 _____________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                           _________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)


New York                                                       13-4994650
(State of incorporation                                  (I.R.S. employer
if not a national bank)                               identification No.)

270 Park Avenue
New York, New York                                                  10017
(Address of principal executive offices)                       (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                  ____________________________________________
                           Dominion Resources, Inc.
              (Exact name of obligor as specified in its charter)


Virginia                                                       54-1229715
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                        identification No.)


901 E. Byrd Street
Richmond, Virginia                                             23219-4072
(Address of principal executive offices)                       (Zip Code)
                     _____________________________________
                                Debt Securities
                      (Title of the indenture securities)

              __________________________________________________

                                    GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department, State House, Albany, New York 12110.

            Board of Governors of the Federal Reserve System, Washington, D.C., 20551

            Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

            Federal Deposit Insurance Corporation, Washington, D.C., 20429.


        (b) Whether it is authorized to exercise corporate trust powers.

            Yes.


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of Exhibits

         List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

         5.  Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not applicable.

         9.  Not applicable.

                                   SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 2nd day of September, 1997.

                            THE CHASE MANHATTAN BANK

                                By /s/ P. Kelly
                                  ------------------------
                                       P. Kelly
                                       Vice President

                             Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                           The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business June 30, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                    Dollar Amounts
                     ASSETS                                                           in Millions
Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ............................................................    $ 13,892
     Interest-bearing balances ....................................................       4,282
Securities:
Held to maturity securities .......................................................       2,857
Available for sale securities .....................................................      34,091
Federal Funds sold and securities purchased under
     agreements to resell .........................................................      29,970
Loans and lease financing receivables:
     Loans and leases, net of unearned income ................    $124,827
     Less: Allowance for loan and lease losses ...............       2,753
     Less: Allocated transfer risk reserve ...................          13
                                                                  --------
     Loans and leases, net of unearned income,
     allowance, and reserve .......................................................     122,061
Trading Assets ....................................................................      56,042
Premises and fixed assets (including capitalized
     leases) ......................................................................       2,904
Other real estate owned ...........................................................         306
Investments in unconsolidated subsidiaries and
     associated companies .........................................................         232
Customers' liability to this bank on acceptances
     outstanding ..................................................................       2,092
Intangible assets .................................................................       1,532
Other assets ......................................................................      10,448
                                                                                       --------
TOTAL ASSETS ......................................................................    $280,709
                                                                                       ========

                                   LIABILITIES

Deposits
     In domestic offices ..........................................................   $  91,249
     Noninterest-bearing .....................................     $38,157
     Interest-bearing ........................................      53,092
                                                                   -------
     In foreign offices, Edge and Agreement subsidiaries,
     and IBF's ....................................................................      70,192
     Noninterest-bearing .....................................     $ 3,712
     Interest-bearing ........................................      66,480

Federal funds purchased and securities sold under agree-
ments to repurchase ...............................................................      35,185
Demand notes issued to the U.S. Treasury ..........................................       1,000
Trading liabilities ...............................................................      42,307

Other Borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     With a remaining maturity of one year or less ................................       4,593
     With a remaining maturity of more than one year
            through three years ...................................................         260
      With a remaining maturity of more than three years ..........................         146
Bank's liability on acceptances executed and outstanding ..........................       2,092
Subordinated notes and debentures .................................................       5,715
Other liabilities .................................................................      11,373

TOTAL LIABILITIES .................................................................     264,112
                                                                                      ---------

                                 EQUITY CAPITAL

Perpetual Preferred stock and related surplus......................................           0
Common stock ......................................................................       1,211
Surplus  (exclude all surplus related to preferred stock) .........................      10,283
Undivided profits and capital reserves ............................................       5,280
Net unrealized holding gains (Losses)
on available-for-sale securities ..................................................        (193)
Cumulative foreign currency translation adjustments ...............................          16

TOTAL EQUITY CAPITAL ..............................................................      16,597
                                                                                      ---------
TOTAL LIABILITIES AND EQUITY CAPITAL ..............................................   $ 280,709
                                                                                      =========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WALTER V. SHIPLEY       )
                                    THOMAS G. LABRECQUE     ) DIRECTORS
                                    WILLIAM B. HARRISON, JR.)